Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Universal Truckload Services, Inc.

Warren, Michigan

We hereby consent to the incorporation by reference, in this registration statement on Form S-8 of Universal Truckload Services, Inc., of our reports dated March 14, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Universal Truckload Services, Inc. for the year ended December 31, 2013.

/s/ BDO USA, LLP

Troy, Michigan

August 26, 2014